SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 24, 2001
               (Date of report (Date of earliest event reported))


                            AVIS GROUP HOLDINGS, INC.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                         1-13315              11-3347585
         --------                         -------              ----------
(State or Other Jurisdiction of         (Commission           (IRS Employer
        Incorporation)                  File Number)        Identification No.)


      900 Old Country Road, Garden City, NY                   11530
    ---------------------------------------------------     ----------
      (Address of principal executive offices)              (zip code)


                             (516) 222-3000
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           (Registrant's telephone number, including area code)


                               NOT APPLICABLE
  ------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.   OTHER EVENTS.

          On January 24, 2001, Avis issued a press release announcing that February 28, 2001 will be the date for the special shareholder meeting to vote on adoption of the Agreement and Plan of Merger, dated as of November 11, 2000, by and among Cendant Corporation, PHH Corporation, Avis Acquisition Corp. and Avis Group Holdings, Inc. The press release also provided that, assuming a favorable shareholder vote, the transaction is expected to close on March 1 and that shareholders of record as of January 24, 2001 are entitled to receive notice of, and vote at, the special meeting. The Agreement and Plan of Merger provides for Cendant to acquire all of the outstanding shares of Avis Group Holdings, Inc. that are not currently owned by Cendant at a price of $33.00 per share in cash. The press release also announced that Avis Group Holdings, Inc. filed a preliminary proxy statement with the Securities and Exchange Commission regarding the transaction. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     No.       Description.
     ---       ------------

     99.1      Press  Release  of  Avis  Group Holdings, Inc., dated January 24,
               2001.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVIS GROUP HOLDINGS, INC.


                                            By: /s/   Karen C. Sclafani
                                               ---------------------------------
                                               Vice President, General Counsel
                                                 and Secretary

Dated:   January 26, 2001

                                  EXHIBIT INDEX


Exhibit No.    Description.

99.1           Press Release of Avis Group Holdings,  Inc.,  dated  January  26,
               2001.